   Exhibit 99.1

Applied Molecular Transport Reports First Quarter 2021 Financial Results and

Provides Corporate Update

Enrollment ongoing in each of oral AMT-101’s four Phase 2 trials

On track to announce oral AMT-101 top-line data readouts from the four Phase 2 trials, being conducted in multiple ulcerative colitis populations and rheumatoid arthritis, beginning in the second half of 2021 and into 2022

Expanded clinical pipeline with second product candidate, AMT-126, an oral IL-22 fusion biologic therapy for diseases associated with intestinal epithelial barrier defects; Initiated Phase 1a trial in healthy volunteers

Received acceptance to present full AMT-101 Phase 1b ulcerative colitis data at ECCO’21 Virtual Congress in July

Strengthened balance sheet with successful follow-on offering in April

SOUTH SAN FRANCISCO, Calif., May 13, 2021 -- Applied Molecular Transport Inc. (Nasdaq: AMTI) (AMT), a clinical-stage biopharmaceutical company, today provided a corporate update and reported financial results for the first quarter ended March 31, 2021.

“Our proprietary technology platform and internal CMC capabilities have enabled AMT to generate differentiated novel oral biologics, and this broad platform continues to generate exciting pipeline opportunities,” said Tahir Mahmood, Ph.D., chief executive officer and co-founder of AMT. “Following the initiation of our second clinical program, oral AMT-126, in a Phase 1a trial in healthy volunteers, we further strengthened our balance sheet with a successful follow-on offering in April. Importantly, these proceeds will enable AMT to optimize the development plan for oral AMT-126 and our next pipeline programs as they advance towards the clinic.  We continue to believe that our most advanced programs, AMT-101 and AMT-126, have broad potential for targeting intestinal and systemic inflammatory indications and other diseases. With topline readouts from the four Phase 2 trials beginning in the second half of the year, we expect the next twelve to eighteen months to be a data-rich period for the company.”

Recent Business Highlights

•	Initiated Phase 2 trials for oral AMT-101:
o	MARKET combination trial of oral AMT-101 with anti-TNFα in biologic-naïve patients with moderate-to-severe ulcerative colitis (UC)
o	FILLMORE monotherapy trial for patients with chronic pouchitis
o	CASTRO combination trial of oral AMT-101 with anti-TNFα for patients with rheumatoid arthritis who are partial or non-responders to anti-TNFα therapy
•

Expanded clinical pipeline with second wholly internally-developed biologic therapeutic, AMT-126, a GI-selective oral fusion of IL-22 and our proprietary carrier molecule, for diseases associated with intestinal epithelial barrier defects; Initiated Phase 1a trial in healthy volunteers and expect the full Phase 1 development plan to resemble our AMT-101 approach; Expect to conduct a Phase 1b trial in patients with impaired intestinal epithelial barrier function

•

Closed an underwritten public offering in April of 2,875,000 shares of our common stock, at a public offering price of $42.00 per share, resulting in net proceeds of approximately $112.9 million. Cash, cash equivalents, and investments as of March 31, 2021 pro-forma for the public offering were approximately $229.1M

•	Successfully manufactured oral AMT-101 and AMT-126 GMP biologics at AMT’s internal manufacturing facility
•	Received acceptance for our submission to present the full AMT-101 Phase 1b multiple ascending dose UC data set at the ECCO’21 Virtual Congress in July 2021
•	Strengthened the executive leadership team with key new hires, including Douglas Rich, chief technical officer, and Earl Douglas, executive vice president and general counsel

Anticipated Upcoming Milestones

•	Top-line data readouts from the four oral AMT-101 Phase 2 trials beginning in 2H 2021 and into 2022
•	Top-line oral AMT-126 Phase 1a/b data in healthy volunteers and patients in 2022

Financial Results for the First Quarter Ended March 31, 2021

Research and development (R&D) expenses. Total R&D expenses for the first quarter of 2021 were $14.9 million, compared to $13.0 million for the same period in 2020. The increase was primarily due to higher expenses associated with clinical trials, preclinical studies, compensation and facilities related expenses, offset by a decrease in materials and contract manufacturing.

General and administrative (G&A) expenses. Total G&A expenses for the first quarter of 2021 were $5.6 million, compared to $2.5 million for the same period in 2020. The increase was primarily due to an increase of $1.9 million in personnel and administrative costs due to an increase in headcount and an increase of $1.1 million in professional fees.

Net loss. Net loss for the first quarter of 2021 was $20.5 million, compared to $15.3 million for the same period in 2020.

Cash, cash equivalents, and investments. As of March 31, 2021, cash, cash equivalents, and investments were $108.3 million.

About AMT-101

AMT-101 is a novel GI-selective, oral fusion of hIL-10 and AMT’s proprietary carrier molecule, and is currently being developed in four Phase 2 clinical trials in inflammatory bowel diseases and rheumatoid arthritis. AMT-101 is designed to cross the intestinal epithelial (IE) barrier with limited entry into the bloodstream, thereby focusing hIL-10 at the primary site of inflammation for UC and potentially avoiding the side effects observed with systemic administration. By design, AMT-101 is actively transported through the IE barrier into the GI tissue, the primary site of inflammation in UC.

About AMT-126

AMT-126 is a novel GI-selective, oral fusion of hIL-22 and AMT’s proprietary carrier molecule currently in development for diseases related to IE barrier defects. IL-22 is a cytokine that repairs structural and functional defects of the IE barrier and induces microbial defense. AMT-126 is designed to act locally on the epithelial cells of the intestinal tissue, thereby repairing the IE barrier and supporting mucosal healing, potentially translating into clinically meaningful improvements in a broad range of GI-focused, peripheral inflammatory and other diseases.

About Applied Molecular Transport Inc.

Applied Molecular Transport Inc. is a clinical-stage biopharmaceutical company leveraging its proprietary technology platform to design and develop a pipeline of novel oral biologic product candidates to treat autoimmune, inflammatory, metabolic, and other diseases. AMT’s proprietary technology platform allows it to exploit existing natural cellular trafficking pathways to facilitate the active transport of diverse therapeutic modalities across the intestinal epithelial (IE) barrier. Active transport is an efficient mechanism that uses the cell’s own machinery to transport materials across the IE barrier. AMT believes that its ability to exploit this mechanism is a key differentiator of its approach. AMT is developing additional oral biologic product candidates in patient-friendly oral forms that are designed to either target local intestinal tissue or enter systemic circulation to precisely address the relevant biology of a disease.

AMT’s headquarters, internal GMP manufacturing and lab facilities are located in South San Francisco, CA. For additional information on AMT, please visit www.appliedmt.com.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements including statements relating to AMT’s plans, expectations, forecasts and future events. Such forward-looking statements include, but are not limited to, the potential of, and expectations regarding AMT’s technology platform and AMT’s internal manufacturing capabilities, statements regarding the optimization of our product development plans or the design of future clinical trials, statements regarding the potential of AMT-101 and AMT-126 or regarding AMT-101 and AMT-126 clinical trials, including the timing of data readouts from such trials and our ability to replicate past clinical development strategies, statements regarding the potential for AMT’s product candidates to treat or provide clinically meaningful outcomes for certain medical conditions or diseases, and assumptions regarding the biological mode of action of our product candidates and the potential to avoid side effects with our product candidates. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “intend,” “may,” “plan,” “potentially,” “will,” “expect,” “enable” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Actual events, trends or results could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements based on various factors. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in AMT’s Annual and Quarterly Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”), and AMT’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and AMT assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Applied Molecular Transport Inc.

Condensed Balance Sheets

(unaudited)

(in thousands, except share and per share amounts)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$26,202	$5,843
Short-term investments	82,063	124,026
Prepaid expenses	2,648	1,311
Deferred offering costs	659	—
Other current assets	393	321
Total current assets	111,965	131,501
Property and equipment, net	6,999	8,447
Operating lease right-of-use assets, net	5,450	—
Finance lease right-of-use assets, net	796	—
Restricted cash	1,025	108
Other assets	169	127
Total assets	$126,404	$140,183
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,208	$3,174
Accrued expenses	4,094	4,173
Operating lease liabilities, current	2,377	—
Finance lease liabilities, current	235	—
Deferred rent, current	—	83
Capital lease obligations, current	—	232
Total current liabilities	8,914	7,662
Operating lease liabilities	3,589	—
Finance lease liabilities	344	—
Deferred rent	—	444
Capital lease obligations	—	404
Total liabilities	12,847	8,510
Commitments and contingencies (Note 6)
Stockholders’ equity:
Common stock, $0.0001 par value, 450,000,000 shares authorized as of March 31, 2021 and December 31, 2020; 35,250,650 and 35,121,360 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	4	4
Additional paid-in capital	273,348	271,000
Accumulated other comprehensive income	25	27
Accumulated deficit	(159,820)	(139,358)
Total stockholders’ equity	113,557	131,673
Total liabilities and stockholders’ equity	$126,404	$140,183

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Refer to the Company’s applicable SEC filings for previously reported periods.

Applied Molecular Transport Inc.

Condensed Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2021	2020
Operating expenses:
Research and development	$14,881	$12,954
General and administrative	5,599	2,489
Total operating expenses	20,480	15,443
Loss from operations	(20,480)	(15,443)
Interest income, net	40	83
Other (expense) income, net	(22)	49
Net loss	$(20,462)	$(15,311)
Net loss per share, basic and diluted	$(0.58)	$(2.06)
Weighted-average shares of common stock outstanding, basic and diluted	35,217,773	7,417,440
Comprehensive loss:
Net loss	$(20,462)	$(15,311)
Other comprehensive (loss) income:
Unrealized (loss) gain on investments	(2)	6
Total comprehensive loss	$(20,464)	$(15,305)

Investor Relations Contact:
Andrew Chang

Head, Investor Relations & Corporate Communications

achang@appliedmt.com

Media Contacts:

Alexandra Santos

Wheelhouse Life Science Advisors

asantos@wheelhouselsa.com

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com